SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

Harrodsburg First Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26570	61-1284899
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104 South Chiles Street Harrodsburg, Kentucky	40330-1620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 734-5452

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On or about May 28, 2004, a complaint was filed in the Circuit Court of Anderson county in the Commonwealth of Kentucky by Larry Sutherland, Judy Sutherland, John Henry Disponett, Brenda Disponett, Todd Hyatt, Lois Ann Disponentt, Sue Saufley, and Hugh Coomer (the “Plaintiffs”).The lawsuit arises from offers to purchase securities made by Harrodsburg First Financial Bancorp, Inc. (the “Registrant”) in connection with an offer to purchase up to 300,000 shares of its stock in a tender offer on or about May 28, 2003 (the “Tender Offer”). The Plaintiffs allege that the Registrant made certain material misrepresentations in connection with certain statements made in the Tender Offer. The Plaintiffs are seeking damages in connection with the shares it sold in the Tender Offer. The registrant believes that the lawsuit is without merit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1	Complaint, dated May 28, 2004, Larry Sutherland, et al. vs. Harrodsburg First Financial Bancorp, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRODSBURG FIRST FINANCIAL BANCORP, INC.

Date: June 2, 2004

	By:	/s/ Arthur L. Freeman
Arthur L. Freeman
Chairman and Chief Executive Officer

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